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                                                                   Exhibit 99(f)

                           Foodbrands America, Inc.
                           ------------------------
       Outbound Telephone Script Regarding the Tender Offer by IBP, inc.


LIVE PERSON
-----------

 .  Hello, may I speak with ______________________________.
 .  My name is ____________________________.  I am calling on behalf of IBP, inc.
   regarding the tender offer for your shares of Foodbrands America, Inc.
 .  Have you received the material we mailed to you regarding the offer?
     * IF "YES"
     ----------
       Are you planning to take advantage of the offer?
               IF "YES"
               --------
               We appreciate your support. As a reminder, your response must be received prior to expiration of the offer at 12:00 midnight, New York City time on April 28, 1997.
               -  (For NOBO's only, also say) Please make sure that you give your broker sufficient time to process your instructions to tender your shares prior to the expiration date.
               IF "NO"
               -------
               Do you have any questions or concerns regarding the offer that I can address?
     * IF "NO"
     ---------
       I will send you another set of material. May I get your current address? (take address).
 . If you have any questions or need help please feel free to call us toll-free at 888-805-6307. Thank you for your time. Have a nice day.

ANSWERING MACHINE
-----------------

 .  Hello, may I speak with _____________________________________.
 .  My name is ________________________.  I am calling on behalf of IBP, inc.
   regarding the tender offer for your shares of Foodbrands America, Inc.
 . This is a courtesy call to ensure that you received the materials mailed to you regarding the offer and to remind you that the offer expires at 12:00 midnight, New York City time on April 28, 1997. If you have any questions or need any assistance, please feel free to call us toll free at 888-805-6307


                    Corporate Investor Communications, Inc.